                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                The Great Atlantic & Pacific Tea Company, Inc.
                               TWO PARAGON DRIVE
                          MONTVALE, NEW JERSEY 07645

                         -----------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           to be held July 11, 2000

                         -----------------------------

To the Stockholders of
 The Great Atlantic & Pacific Tea Company, Inc.

  Notice is Hereby Given that the Annual Meeting of Stockholders of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") will be held at the Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana on Tuesday, July 11, 2000 at 9:30 A.M. (C.D.T.) for the following purposes:

  1. To elect a Board of eleven directors to serve until the next annual meeting of stockholders and until the election and qualification of their successors;

  2. To elect independent auditors of the Company for the fiscal year ending February 24, 2001;

  3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed May 18, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that date are entitled to vote at the meeting or at any adjournment thereof.

  Whether or not you plan to attend the meeting, please complete and sign the accompanying proxy and return it promptly to the Company in the stamped return envelope enclosed for your use.

  A copy of the Company's Annual Report to Stockholders for the fiscal year ended February 26, 2000 accompanies this proxy statement.

                                           By order of the Board of Directors

                                                  WILLIAM P. COSTANTINI
                                             Senior Vice President , General
                                                         Counsel
                                                       & Secretary

Dated: May 24, 2000


    You are cordially invited to attend the meeting. Whether or not you plan to do so, please sign, date and vote or otherwise indicate your choices with respect to the matters to be voted upon on the accompanying proxy card and mail it at once in the enclosed envelope, which requires no postage if mailed in the United
    States.

                The Great Atlantic & Pacific Tea Company, Inc.
                               TWO PARAGON DRIVE
                          MONTVALE, NEW JERSEY 07645

                               ----------------

                                PROXY STATEMENT

                               ----------------

                    Solicitation and Revocation of Proxies

  The accompanying proxy is solicited by the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on July 11, 2000. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company, by telephone, or other means of communication at nominal cost. The Company will reimburse banks, brokers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of stock in accordance with The New York Stock Exchange schedule of charges. Any stockholder giving a proxy has the power to revoke it at any time prior to its exercise by giving notice in writing to the Secretary, or by casting a ballot at the meeting in person or by proxy. This proxy statement is first being mailed to stockholders on or about May 24, 2000.

                               Voting at Meeting

  Only stockholders of record at the close of business on May 18, 2000 will be entitled to vote at the annual meeting. As of May 18, 2000, there were outstanding 38,367,216 shares of the Company's $1 par value common stock (the "Common Stock") each of which is entitled to one vote. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

                           Certain Beneficial Owners

  As of May 18, 2000, the Company is informed that Tengelmann Warenhandelsgesellschaft (a partnership organized under the laws of the Federal Republic of Germany, hereinafter "Tengelmann"), controlled by Mr. Erivan Haub, owned beneficially and of record 21,035,000 shares of the Company's Common Stock (approximately 54.83% of the outstanding shares). Tengelmann controls, among others, PLUS Warenhandelsgesellschaft and Kaiser's Kaffee-Geschaft AG, general retailers in Germany. Mr. Erivan Haub also has an interest in Tenga Capital Corporation.

  The address of Tengelmann and Mr. Haub is c/o Tengelmann
Warenhandelsgesellschaft, Wissollstrasse 5-43, 45478 Mulheim/Ruhr, Germany.

  Except as set forth above, at May 18, 2000 no person beneficially owned, to the knowledge of the Company, more than 5% of the outstanding shares of the Company's Common Stock.

                             Election of Directors

  Eleven directors are to be elected to hold office until the next annual meeting and until their successors are elected and shall qualify. The persons named as proxies in the accompanying proxy intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below, each of whom has consented to nomination and to serve when elected. Each nominee is presently a member of the Board of Directors. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of each director.

Mrs. Hauptfuhrer and Messrs. Edley and Teelen will not stand for reelection. Mrs. Hauptfuhrer who joined the Board in 1975 is retiring after 25 years of service. Mr. Edley retired from the Board of Directors on January 18, 2000 after nearly 19 years of service. Mr. Teelen, a director since 1979, is retiring after nearly 21 years of service. The Company appreciates their dedication.

                                   Nominees

John D. Barline, Esq.

  Mr. Barline, age 53, was elected a director on July 9, 1996. He is Chairman of the Compensation Policy Committee and a member of the Retirement Benefits Committee.

  Mr. Barline, an attorney in private practice since 1973, is currently associated with the law firm Williams, Kastner & Gibbs LLP in Tacoma, Washington. His areas of practice include corporate tax law, mergers and acquisitions, general business law, estate planning and real estate. He provides personal legal services to the Haub family, including Helga and Erivan Haub and Christian Haub.

  Mr. Barline is a member of the Board of Directors and corporate secretary of Sun Mountain Resorts, Inc. He is also on the Board of Directors of Sun Mountain Lodge, Inc. and Wissoll Trading Company, Inc. These are small closely held corporations owned primarily by the Haub family. He is a member of the Board of the Franciscan Foundation and the Board of the Tacoma Art Museum.

Rosemarie Baumeister

  Senior Vice President of Tengelmann

  Mrs. Baumeister, age 66, has been a member of the Company's Board of Directors since 1979. She is a member of the Compensation Policy Committee. During the past five years and prior to assuming her present position, she has served in various executive capacities with Tengelmann, most recently as Executive Vice President and Head of the Public Relations Department of Tengelmann.

  Mrs. Baumeister is a member of the Supervisory Board of Kaiser's Kaffee-Geschaft AG, an affiliate of Tengelmann, a member of the Supervisory Board of Tengelmann Espana and a member of the Advisory Board of Deutsche Bank.

Fred Corrado

  Vice Chairman of the Board and Chief Financial Officer

 Mr. Corrado, age 60, has been a director since 1990. He is Vice Chairman of the Executive Committee and a member of the Finance and Retirement Benefits Committees. During the past five years, Mr. Corrado also served as Treasurer and Executive Vice President of the Company.

  Mr. Corrado is a director of the New Jersey Performing Arts Center and Covenant House.

Christian W. E. Haub

  President and Chief Executive Officer of the Company

  Mr. Haub, age 35, was elected a director on December 3, 1991, President and Chief Operating Officer of the Company on December 7, 1993 and Co-Chief Executive Officer on April 2, 1997. He was elected to his current position effective May 1, 1998. He is a member of the Executive Committee and an ex officio member of the Finance and Retirement Benefits Committees.

  Mr. Haub is a partner of Tengelmann and a son of Erivan and Helga Haub. Mr. Haub is on the board of the Food Marketing Institute.

Helga Haub

  Mrs. Haub, age 65, has been a member of the Company's Board of Directors since 1979. She is a member of the Executive and the Finance Committees.

  Mrs. Haub is a member of the Supervisory Board of Kaiser's Kaffee-Geschaft AG, an affiliate of Tengelmann, a consultant to Tengelmann and has an interest in Tenga Capital Corporation. She also is a member of the Advisory Board of GfK Gesellschaft fur Konsumforschung, Germany. She is a director of the American Chamber of Commerce in Germany. She is a director of The George C. Marshall Home Preservation Fund, Inc., a member of the Board of Governors of World USO and president of the Board of Trustees of the Elizabeth Haub Foundation for Environmental Policy and Law. Mrs. Haub is the wife of Mr. Erivan Haub and mother of Mr. Christian Haub.

Dan Kourkoumelis

  Mr. Kourkoumelis, age 49, was elected a director on March 21, 2000.

  Mr. Kourkoumelis was President and Chief Operating Officer of Quality Food Centers, Inc. from May 1989 until September 1996, and thereafter President and Chief Executive Officer of Quality Food Centers, Inc. until September 25, 1998, when he retired after the acquisition of Quality Food Centers, Inc. by Fred Meyer, Inc. He also served as a director of Quality Food Centers, Inc. from April 1991 until March 1998.

  Mr. Kourkoumelis is a director of Expeditors International and a director, and past president, of the Western Association of Food Chains.

Edward Lewis

  Chairman and Chief Executive Officer of Essence Communications, Inc.

  Mr. Lewis, age 60, was elected a director on May 16, 2000.

  Mr. Lewis is cofounder and publisher of ESSENCE magazine and is chairman of TransAfrica Forum and a trustee of Tuskegee University. He is a director of the New York City Partnership, the Times Square Business Improvement District, the Jazz Committee of the Board of Lincoln Center for the Performing Arts, Girls, Inc., and the Central Park Conservancy. He is a member of the Leadership Council of the Tanenbaum Center for Interreligious Understanding and a committee member of the Minority Business Roundtable of the Joint Center for Political and Economic Studies. He also served as chairman of the Magazine Publishers of America from 1997 to 1999, becoming the first African-American to hold this position in the 75-year history of the organization.

William A. Liffers

  Mr. Liffers, age 71, was elected a director on July 9, 1996. He is Chairman of the Audit Review Committee and a member of the Compensation Policy and Executive Committees.

  Mr. Liffers served as Vice Chairman of American Cyanamid Company (principally engaged in the manufacture and sale of medical, agricultural, chemical and consumer products) from 1978 until his retirement in 1993. He was a member of its Board of Directors from 1977 until he retired. He also served in other executive capacities with that company in the United States and abroad.

  Mr. Liffers served as a Senior Advisor to the United Nations Development Programme from 1994 until 1998, assisting the Peoples Republic of China in its efforts to reform its state owned enterprises. He is also a member of the Board of Overseers of the New Jersey Institute of Technology.

Richard L. Nolan

  William Barclay Harding Professor of Management of Technology at the Harvard Business School

  Mr. Nolan, age 60, was elected a director on October 5, 1999. He is a member of the Audit Review Committee.

  Mr. Nolan, the William Barclay Harding Professor of Management of Technology since 1991, is the originator of the "Stages Theory", one of the most widely used management frameworks for information technology baselining and planning. He is also a member of the Board of Directors for Novell, Surebridge, Inc. and Zefer.

Robert L. "Sam" Wetzel

  President and Chief Executive Officer of Wetzel International, Inc.

  Mr. Wetzel, age 69, was elected a director effective May 21, 1991. He is Chairman of the Finance Committee and a member of the Audit Review, Compensation Policy and Retirement Benefits Committees.

  Mr. Wetzel has been President and Chief Executive Officer of Wetzel International, Inc., a management consulting firm specializing in international marketing and joint ventures in the aerospace, defense and commercial industries based in Columbus, Georgia, following his retirement as a Lieutenant General in June 1986 from his position as Commanding General V (U.S.) Corps, Frankfurt, Germany. He is President of European Foods, Inc., an import-export company based in Columbus, Georgia.

  Mr. Wetzel is an advisory director of Columbus Bank & Trust Company, Columbus, Georgia, a subsidiary of Synovus Financial Corporation. He is also a director of Consolidated Fusion Technologies, Inc., Columbus, Georgia.

James Wood

  Chairman of the Board

  Mr. Wood, age 70, was elected Chairman of the Board of Directors and Chief Executive Officer in 1980. On April 2, 1997 he was elected Co-Chief Executive Officer and retired from that office on April 30, 1998. He is Chairman of the Executive Committee.

  Mr. Wood is a director of Schering-Plough Corporation.

                SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

  The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of May 18, 2000, by each director and nominee, each named executive officer and by all directors and executive officers as a group:

                                            Shares      Stock
                                         Beneficially  Option             % of
                                            owned     shares(1)   Total   Class
                                         ------------ --------- --------- -----
John D. Barline, Esq. (2)...............     2,200        2,600     4,800    *
Rosemarie Baumeister (2)................     2,800        3,200     6,000    *
Fred Corrado............................     1,700      142,750   144,450    *
Christian Haub (2)......................       600      347,500   348,100    *
Helga Haub (2)..........................     2,800        3,200     6,000    *
Barbara B. Hauptfuhrer (3)..............     1,300        3,200     4,500    *
Dan Kourkoumelis........................         0        2,000     2,000    *
George Graham...........................     5,000       59,375    64,375    *
Michael J. Larkin.......................       200      190,000   190,200    *
Edward Lewis............................         0        2,000     2,000    *
William A. Liffers......................     1,000        2,600     3,600    *
Aaron Malinsky..........................     1,000       90,000    91,000    *
Richard L. Nolan........................         0        2,000     2,000    *
Fritz Teelen (2)........................     3,300        3,200     6,500    *
Robert L. "Sam" Wetzel..................       500        3,200     3,700    *
James Wood..............................    11,321      350,000   361,321    *
All directors and executive officers as
 a group (25 persons)...................    33,771    1,621,325 1,655,096  4.3

--------
* Less than 1%

(1) The amounts shown include all purchase options granted under Company stock option plans regardless of whether exercisable within 60 days.

(2) The association of Mmes. Baumeister and Haub, and Messrs. Barline and Haub with Tengelmann and Mr. Erivan Haub is set forth herein under "Nominees". Mr. Teelen, who is retiring from the Board, was the former Chief Operating Officer of Tengelmann in Europe. Mr. Christian Haub disclaims investment and voting power over the shares owned by Tengelmann and they are excluded herein. Mrs. Haub disclaims any investment or voting power over the shares owned by Mr. Erivan Haub and the organizations which he controls and the same are not included herein.

(3) Mrs. Hauptfuhrer disclaims beneficial ownership over any shares held by any funds or trusts of the companies of which she also serves as a director and any such shares are not included herein.

            Section 16(a) Beneficial Ownership Reporting Compliance

  The Company believes that during 1999 all reports for the Company's executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed, except a Form 4 filing by Mrs. Haub on a purchase in late February of 4,000 shares by her husband, in which she disclaims beneficial ownership, was filed in early April and the Form 3 for William McEwan, President and Chief Executive Officer Atlantic Operations, upon his promotion to executive officer status effective the first of the fiscal year was not filed until May.

                  Board Meetings, Committees and Compensation

  During the last fiscal year, the Board of Directors held 7 meetings and committees thereof held 14 meetings. The Audit Review Committee held 4 meetings, and the Compensation Policy Committee held 5 meetings. Such Committees are composed of non-employee directors. The Audit Review Committee reviews annual financial statements prior to submission to the Board and reports thereon; reviews quarterly results prior to release; at its discretion, examines and considers matters relating to the internal and external audit of the Company's accounts and financial affairs; recommends the employment of outside accountants and their compensation; and, as appropriate, meets with Company personnel in performance of its functions. The Compensation Policy Committee approves salaries and salary increases and benefits where the median base annual compensation for the salary level is at least $195,000, approves and interprets incentive plans, and serves as the committee to administer the employee stock option and long term incentive and share award plans. There is no standing Nominating Committee. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which they served as members.

  Directors who are neither officers nor employees of the Company are each paid fees consisting of an annual retainer of $28,000 plus an attendance fee of $1,000 for each Board meeting attended, and $1,000 for each committee meeting attended if substantial time or effort is involved, plus expenses of attendance. If two compensable meetings are held on the same day, the fee for the second meeting is limited to $500. The Chairman of each Committee, except the Executive Committee, is paid an additional $10,000 per year. Under the directors stock option plan, non-employee directors are entitled to an initial stock option grant of 2,000 shares with 200 shares granted after each Annual Meeting thereafter. These shares vest in one-third increments on succeeding Annual Meeting dates.

  The Company revised the compensation program for its non-employee directors effective May 1, 1996. It suspended the retirement plan pursuant to which directors, after serving 5 years and attaining age 70, were entitled upon retirement from the Board to an annual benefit equal to the highest annual retainer paid during their tenure (currently $28,000) for a period equal to their years of service up to 15 years. The directors had a one time election to transfer the present value of their accrued benefits to the new plan. Under the deferred compensation plan, the Company contributes to book accounts of all directors with less than fifteen years of service an amount equal to 75% of the current retainer. Up to all and at least 50% of these deferred payments will be credited to a Company Common Stock equivalent account. The balance, at the director's election in increments of 25% will be credited to a 10-year U.
S. Treasury bond equivalent account. The directors are fully vested in their accounts. Accruals will be made to these accounts through the fifteenth anniversary of Board service. Upon termination from service as a director, the value of the Company Common Stock equivalent account will be determined using the final average market value of the Company's shares for the prior 180 calendar days, inclusive of appreciation for the effect of dividends. The value of the bond equivalent account will be the sum of the credits and interest to the date of termination. Benefits will then be paid to the retired director equally over the subsequent 180 months or the length of service, whichever is shorter. However, in the event of death, benefits will continue to be paid to the director's beneficiary for a maximum of ten years, which includes any period of payment before death.

  Effective May 1, 1998, Mr. Wood became non-executive Chairman of the Board, receiving $400,000 per year without entitlement to an incentive bonus. He will remain Chairman of the Board until April 30, 2001 and during such time shall remain entitled to an office and certain executive level benefits and services, including transportation and security.

  Directors who are also officers of the Company receive no extra compensation or benefits for such service.

                    Certain Relationships and Transactions

  Tenga Capital Corporation, which is owned by Erivan and Helga Haub, owns property in Windsor, Ontario, Canada on which an indirect subsidiary of the Company, A&P Properties Limited, has leased a store since 1983. The initial term expires October 31, 2003, with four 5-year renewal options. The base annual rental is CN$467,603, with percentage rents subject to specified caps.

  The Company is a party to agreements granting Tengelmann and its affiliates the exclusive right to use the "A&P" trademark in Germany and other European countries pursuant to which the Company received $100,000 which is the maximum annual royalty fee under such agreements. The Company also is a party to agreements under which it purchased from Wilh. Schmitz-Scholl ("Wissoll"), which is an affiliate of Tengelmann, approximately $956,261 worth of the Black Forest line and Master Choice candy.

  The Company owns a jet aircraft which Tengelmann leases under a full cost reimbursement lease that also allows the Company to charter the aircraft for its use at a below market charter rate. During fiscal 1999, Tengelmann was obligated to reimburse the Company an average monthly cost of $265,400.

  Since the beginning of fiscal 1999, the largest aggregate indebtedness by Craig Sturken, Chairman and Chief Executive Officer Midwestern Operations, to the Company on his interest free loan related to his relocations for the Company was $83,321. The loan is being repaid through period payroll deductions and $48,881 remains outstanding on the loan as of May 22, 2000.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities during each of the last three fiscal years to or for the account of Mr. Haub and the other four most highly compensated executive officers.

                          SUMMARY COMPENSATION TABLE

                                                 Long Term Compensation
                                                         Awards
                                                 -----------------------
                                    Annual                    Securities
                                 Compensation    Restricted   Underlying  All Other
   Principal Position         ------------------    Stock      Options   Compensation
   During Fiscal Year    Year Salary($) Bonus($) Award(s)($)   SARS(#)      ($)(2)
   ------------------    ---- --------- -------- -----------  ---------- ------------
Christian Haub           1999  619,615  319,838                             12,444
 President & Chief
  Executive Officer      1998  562,397      --                 125,000      11,468
                         1997  382,212  100,000                100,000       7,219

Fred Corrado             1999  546,677  167,348                             47,805
 Vice Chairman, Chief
  Financial Officer      1998  506,800      --                              44,174
                         1997  498,885   75,000                 60,000      40,997

George Graham            1999  397,173   97,750                             14,653
 Executive Vice
  President, Chief       1998  385,307      --                  25,000      13,681
 Merchandising Officer   1997  372,019   62,500                             13,714

Michael Larkin           1999  450,846  167,349                             18,638
 Senior Executive Vice
  President,             1998  425,000      --                  85,000      19,750
 Chief Operating Officer 1997  286,058   87,500                 50,000      15,425

Aaron Malinsky           1999  506,250  167,348                             18,563
 Vice Chairman,
  Development &          1998  476,923      --     651,250(1)   25,000      11,224
 Strategic Planning      1997  433,173   65,000                              9,184

--------
(1) Mr. Malinsky resigned on May 12, 2000 at which time his award of restricted stock under the 1998 Long Term Incentive and Share Award Plan was forfeited pursuant to the terms of his grant.

(2) Consists of, respectively, Company contributions to the Retirement/Savings Plan and the cost for insurance, for 1999: Mr. Haub ($11,200 and $1,244); Mr. Corrado ($11,200 and $31,605); Mr. Graham ($11,200 and $3,453); Mr.
    Larkin ($11,200 and $7,438); and Mr. Malinsky ($6,400 and $12,163).
    Additionally, a tax preparation and planning fee of $5,000 is included for Mr. Corrado.

Employment and Termination Agreements

  Mr. Corrado's employment contract, which expires May 20, 2002, generally provides a minimum base annual salary of $451,000, regular Company benefits applicable to his position and incentive compensation with a $125,000 initial annual base at 100%. Mr. Corrado's contract further provides immediate vesting of his age 65 benefit at age 62 under SERP, discussed infra, and life insurance equal in face value to three times his base annual salary. Mr. Graham's employment and separation agreement provides specified termination benefits in exchange for his providing certain services to the Company. His "Eligible Termination", as defined in his agreement, will occur thereafter at the Company's discretion. Upon his Eligible Termination Mr. Graham becomes entitled to salary continuation, life insurance and executive medical coverage for two calendar years. Any vested unexercised stock options and SARs, unless sooner expired, may be exercised until three months thereafter. His SERP will be calculated with 20 years' service credit and full retirement at age 59. Mr. Larkin's three year employment agreement provides an annual salary of $425,000, a bonus base of $175,000 under the management incentive plan, a grant of 50,000 purchase options, participation in the Executive Medical Program and SERP with full credit for past Company service and retirement at age 62 without reduction for early retirement. Mr. Malinsky's employment contract provides a minimum base annual salary of $425,000, an initial bonus base of $125,000 under the management incentive plan, a sign on bonus of 65,000 stock options which were granted in 1996, life insurance coverage in the amount of $1,000,000, membership in SERP and other benefits applicable to his position. In the event Mr. Malinsky is terminated involuntarily without cause, he is entitled to one year's salary. However, Mr. Malinsky resigned May 12, 2000.

Option Tables

  There were no stock options/stock appreciation rights ("SARs") granted to or exercised by the named executive officers during the last fiscal year. The table below sets forth the fiscal year-end value of stock option/SARs held by such officers.

                       Fiscal Year-End Option/SAR Values

                                                Number of Securities        Value of Unexercised
                                               Underlying Options/SARs          In-the Money
                           Shares                     at FY-End         Options/SARs at FY-End($)(1)
                         Acquired on  Value   ------------------------- ----------------------------------
          Name            Exercise   Realized Exercisable Unexercisable  Exercisable        Unexercisable
          ----           ----------- -------- ----------- ------------- ---------------    ---------------
                             (#)       ($)        (#)          (#)           ($)                 ($)
Christian Haub..........    None       --       188,750      106,250                 1,875                --
Fred Corrado............    None       --        89,999       45,001                 3,750                --
George Graham...........    None       --        40,624       18,751                   703                --
Michael Larkin..........    None       --        52,499       82,501                   --                 --
Aaron Malinsky..........    None       --        61,250       28,750                   --                 --

--------
(1) Based on the closing price of the Common Stock on February 25, 2000 of $23.75.

                              PENSION PLAN TABLE

                                                  Years of Service
                                    --------------------------------------------
Remuneration                           15       20       25       30       35
------------                        -------- -------- -------- -------- --------
$450,000........................... $168,750 $202,500 $202,500 $202,500 $202,500
 500,000...........................  187,500  225,000  225,000  225,000  225,000
 550,000...........................  206,250  247,500  247,500  247,500  247,500
 600,000...........................  225,000  270,000  270,000  270,000  270,000
 650,000...........................  243,750  292,500  292,500  292,500  292,500
 700,000...........................  262,500  315,000  315,000  315,000  315,000

  The table above indicates the amount of annual benefit payable to a person at age 65 in the specified final average remuneration and years-of-service classifications under the Supplemental Executive Retirement Plan ("SERP") except that such benefits do not reflect the requisite reduction for any applicable Social Security, or other Company retirement benefits. SERP is an unfunded defined benefit final average pay plan that covers the named executives, excluding Mr. Haub. Mr. Malinsky's participation and prospective entitlements under SERP ceased when he terminated employment.

  The compensation covered by SERP is base salary, i.e., essentially the "Salary" reflected in the Summary Compensation Table computed as an average of such base salary over the highest compensated five years of employment during the last 10 years. The benefit is computed at the rate of 3% for each year up to 10 years of service, plus 1 1/2% of such compensation for up to 10 additional years of service with a maximum benefit equal to 45% of such average base salary. Estimated or actual credited years of service at retirement for each participating named executive officer are: Mr. Corrado, 18 years; Mr. Graham, 20 years; and Mr. Larkin, 20 years.

                               PERFORMANCE GRAPH

  The following performance graph compares the five-year cumulative total shareholder return (assuming reinvestment of dividends) on the Company's Common Stock to the Standard & Poor's 500 Index and the SBC Warburg Dillon Read Index of Supermarkets as its peer group which is comprised of the following companies: The Great Atlantic & Pacific Tea Company, Inc., Albertson's, Inc., Delhaize America, Inc. (formerly Food Lion, Inc.), The Kroger Co., Safeway, Inc. and Winn-Dixie Stores, Inc. Hannaford Brothers Co. was removed from the Peer Group because of the pending merger with Delhaize America, Inc. American Stores Company, Fred Meyer, Inc. and The Penn Traffic Company were removed from the Peer Group because they have either been acquired or delisted. The performance graph assumes $100 is invested in the Company's Common Stock, the Standard & Poor's 500 Index and a composite index for the peer companies on February 25, 1995, and that dividends paid during the period were reinvested to purchase additional shares.




             (Company fiscal year ends--last Saturday in February)

           Fiscal Year             S&P 500                     A&P                     Peer Group
             Ending
              -----------------------------------------------------------------------------------
                                      $                         $                          $
              -----------------------------------------------------------------------------------
            02/25/95                 100                       100                        100
              -----------------------------------------------------------------------------------
            02/24/96                 138                       118                        130
              -----------------------------------------------------------------------------------
            02/22/97                 171                       161                        169
              -----------------------------------------------------------------------------------
            02/28/98                 227                       164                        239
              -----------------------------------------------------------------------------------
            02/27/99                 271                       172                        311
              -----------------------------------------------------------------------------------
            02/26/00                 296                       132                        175

                  Report of the Compensation Policy Committee

  The Company's Compensation Policy Committee approves the compensation of all executive officers and other key employees and acts as the Committee for the Company's Stock Option and Long-Term Incentive and Share Award Plans.

Principles and Program

  The Company's executive compensation program includes the following policy objectives:

    . Compensation must be sufficient to attract and retain talented executives.

    . Incentives are included in the executive compensation package based upon criteria which also enhance shareholder value.

    . Improvements in compensation should bear a relationship to the Company's improvement in performance.

  To meet these objectives, the program has salary, incentive and equity elements. The Committee considers each of these elements, setting salary and bonus levels that reflect the above-described objectives and awarding stock appreciation rights, stock options or restricted stock points to provide an equity-based compensation element.

Salaries

  The Compensation Policy Committee employs several criteria in fixing the salaries of the executive officers (including chief executive officers and the other four most highly compensated officers). These criteria include the responsibility of the position, the officer's performance, the Company's financial performance and the business and economic climate in which the Company operates. Executive officers with responsibility for a business unit are also evaluated on the basis of the unit's performance. Additional criteria such as success in achieving desired business goals are utilized in determining the appropriate salary for an officer.

Annual Incentive Plan

  During fiscal 1999, the Company had an annual management incentive plan which, for executive officers, provided target bonus awards contingent upon the attainment of goals, with the maximum bonus determined by the ability of the individual to make a direct contribution to the financial performance of the Company and the responsibility of the position held by the individual. The goals comprised sales, profit, team and strategy objectives.

  The goals for the 1999 fiscal year were established by the Compensation Policy Committee taking into account the performance of the Company relative to the performance of comparable companies and relative to the competitive and economic environment in which the Company operated.

  Forty percent of the executive's bonus was predicated on the attainment of the profit goals, 30% on the attainment of sales goals and 15%, respectively, on the attainment of team and strategy objectives. An annual Return on Invested Capital modifier was established for Corporate participants and for each operating group and may affect the bonuses by as much as 25%.

Equity Based Compensation

  The Company's 1994 Stock Option Plan authorizes grants through March 17, 2004 of up to 1,500,000 shares for stock options and tandem or independent SARs. The 1998 Long Term Incentive Plan and Share Award Plan authorizes grants through July 13, 2008 of up to 5,000,000 shares for stock options, SARs, restricted stock and other stock based awards.

Discussion of Fiscal 1999 Compensation for the Chief Executive Officer

  The Compensation Policy Committee recommends the compensation level of the Chief Executive Officer. Taking into account all of the factors described in this report, Mr. Haub's salary for the 1999 fiscal year was increased to $660,000 effective November 1, 1999 and his incentive bonus base was increased to $409,000. Under the criteria described above, Mr. Haub received 78% of his incentive bonus base.

Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code, enacted in 1993, subject to certain exceptions, disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated officers at fiscal year end. The exceptions to the $1,000,000 deduction limit include compensation paid under preexisting employment agreements and performance based compensation meeting certain requirements. Except in the case of Mr. Haub, the salary and bonuses of each of the named executive officers for the 2000 fiscal year are expected to be less than $1,000,000 and the compensation payable to such officers therefore should be fully deductible. With respect to Mr. Haub, it is possible that a small portion of his bonus may not be deductible under Section 162(m) for the 2000 fiscal year. The Company's 1994 Stock Option Plan and the 1998 Long Term Incentive and Share Award Plan have been tailored to comply with the provisions of Section 162(m) so that amounts received upon the exercise of options and SARs thereunder should be exempt from Section 162(m) limitations.

                                          Compensation Policy Committee
                                            John Barline, Chairman
                                            Rosemarie Baumeister
                                            Robert L. "Sam" Wetzel
                                            William A. Liffers

                             Election of Auditors

  In keeping with the Company's historic custom and practice, independent auditors are to be elected at the meeting. Pursuant to the recommendation of the Audit Review Committee and Board of Directors, the persons named in the accompanying proxy intend to vote, unless otherwise instructed, for Deloitte & Touche LLP, who have audited the accounts of the Company for the past forty-four fiscal years. Representatives of that firm are expected to be present at the meeting to respond to appropriate questions and make such statements as they may desire. Should the firm not receive a majority vote, the Board of Directors will reconsider its selection of independent auditors.

                             Stockholder Proposals

  The Company will consider including a stockholder's proposal for action at the 2001 Annual Meeting of Stockholders in the proxy material to be mailed to its stockholders in connection with that meeting if such proposal is received at the principal office of the Company no later than January 25, 2001. The date, after which notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is considered untimely, is April 9, 2001. If notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is received by the Company after April 9, 2001, then the proxy material to be mailed by the Company to its stockholders in connection with the 2001 Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in such proxy materials.

                                 Other Matters

  No business other than that set forth in the attached Notice of Annual Meeting is expected to come before the meeting. However, should any other matters requiring a vote of stockholders arise, including the question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the above-named nominees for the office of director or the nominee for independent auditors shall withdraw or otherwise become unavailable, the persons named as proxies may vote for other persons in their place in the best interest of the Company.

                                          By Order of the Board of Directors

                                          William P. Costantini
                                          Senior Vice President, General
                                           Counsel
                                            & Secretary

Dated: May 24, 2000

  Each person solicited by this proxy statement, including any person who on May 18, 2000 is a beneficial owner of the Company's Common Stock, may request a copy of the Company's annual report on Form 10-K for the last fiscal year.

  Such written requests should be directed to the Secretary of the Company at its address aforesaid.

                                  May 24, 2000

Dear Shareholder:

We are pleased to send you our 1999 Annual Report and 2000 Proxy Statement and to invite you to attend the Annual Meeting of Shareholders to be held at 9:30 A.M . (C.D.T.) on Tuesday, July 11, 2000 at Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana.

If you are interested in further information about the Company, you are invited to contact the Treasury Department at the executive offices in Montvale, New Jersey or contact the A&P home page at www.aptea.com.`

                                   Sincerely,

                                   William P. Costantini
                                   Sr. Vice President, General Counsel
                                   & Secretary









                                             \/ Please Detach and Mail in the Envelope Provided \/

            Please mark your
A       [X] votes as in this example.


                     FOR all nominees             WITHHOLD
                  listed at right (except        AUTHORITY to
                   as marked to the             vote all nominees
                   contrary below)               listed at right             Nominees:  J.D. Barline
                                                                                        R. Baumeister
(1) ELECTION OF           [_]                         [_]                               F. Corrado
    DIRECTORS                                                                           C.W.E. Haub
                                                                                        H. Haub
   (INSTRUCTION: To withhold authority to vote for any                                  D. Kourkoumelis
    individual nominee, write that nominee's name on the                                E. Lewis
    following line):                                                                    W.A. Liffers
                                                                                        R.L. Nolan
                                                                                        R.L. Wetzel
                                                                                        J. Wood
    -----------------------------------------------------





                                                 FOR       AGAINST   ABSTAIN

2.  Election of Deloitte & Touche LLP as         [_]         [_]       [_}
    independent auditors.
    (THE DIRECTORS FAVOR A VOTE   "FOR")

Upon such other business as may properly come before said meeting and at any adjournments thereof.







  SIGNATURE(S):  ___________________________________________________________________________       Date: __________________________
  NOTE: Please date and sign exactly as name appears hereon. Joint owners should each sign. The full title or capacity of any person signing for a corporation, partnership, trust or estate should be indicated.

                                               --------------------------------
                                               WHEN PROXY IS OKAYED PLEASE SIGN
                                                       & DATE IT ABOVE


























--------------------------------------------------------------------------------

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
          PROXY - FOR THE ANNUAL MEETING - JULY 11, 2000 THIS PROXY IS
                      SOLICITED BY THE BOARD OF DIRECTORS.

      The undersigned, having received the Notice of Meeting and Proxy Statement dated May 24, 2000, appoints CHRISTIAN HAUB, FRED CORRADO and WILLIAM P. COSTANTINI, and each or any of them as Proxies with full power of substitution, to represent and vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 A.M. (C.D.T.) July 11, 2000, at Windsor Court Hotel, 300 Gravier Street, New Orleans, Louisiana, or at any adjournment thereof, with all powers which the undersigned would possess if personally present.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ITEMS (1) AND (2), ALL OF SAID ITEMS BEING MORE FULLY DESCRIBED IN THE NOTICE OF MEETING AND THE ACCOMPANYING PROXY STATEMENT. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.
                         (To be signed on Reverse Side)


--------------------------------------------------------------------------------

                                               --------------------------------
                                               WHEN PROXY IS OKAYED PLEASE SIGN
                                                       & DATE IT ABOVE






                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                                  July 11, 2000








                                                  \/ Please Detach and Mail in the Envelope Provided \/


         Please mark your
A   [X]  votes as in this
         example.


                   FOR all nominees               WITHHOLD
                  listed at right (except        AUTHORITY to
                   as marked to the          vote all nominees
                   contrary below)             listed at right     Nominees:  J.D. Barline
                                                                              R. Baumeister
(1) ELECTION OF         [_]                          [_]                      F. Corrado
      DIRECTORS                                                               C.W.E. Haub
                                                                              H. Haub
      (INSTRUCTION: To withhold authority to vote for any                     D. Kourkoumelis
        individual nominee, write that nominee's name on the                  E. Lewis
        following line):                                                      W.A. Liffers
                                                                              R.L. Nolan
                                                                              R.L. Wetzel
                                                                              J. Wood



                                                   FOR           AGAINST         ABSTAIN
2.  Election of Deloitte & Touche LLP as
    independent auditors for the fiscal year       [_]             [_]             [_]
    ending February 24, 2001.
    (THE DIRECTORS FAVOR A VOTE   "FOR")

The Confidential Voting Instruction form represents voting rights in the following number of equivalent shares of A & P Common Stock as of May 18, 2000.


  SIGNATURE(S):  ___________________________________________________________________________       Date: __________________________
  NOTE:Please date and sign exactly as name appears hereon. Joint owners should each sign. The full title or capacity of any person signing for a corporation, partnership, trust or estate should be indicated.

                                               --------------------------------
                                               WHEN PROXY IS OKAYED PLEASE SIGN
                                                        & DATE IT ABOVE



























                      CONFIDENTIAL VOTING INSTRUCTION FORM
                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
                                  SAVINGS PLAN
                           BANK OF NEW YORK - TRUSTEE

  I hereby direct that the voting rights pertaining to shares of The Great Atlantic & Pacific Tea Company, Inc. held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders of the Company, to be held on July 11, 2000, and at any adjournment of such meeting, as specified herein, and if no vote is specified, that such rights be exercised "FOR" items 1 and 2.

  By my signature on the reverse, I hereby acknowledge receipt of the Notice of the Annual Meeting, the Proxy Statement of the Company dated May 24, 2000, and a copy of the Annual Report.

  Please sign, date and return this form before July 6, 2000. As to matters coming before the meeting for which no signed direction is received by the Trustee prior to July 6, 2000, the Trustee may exercise voting rights on your behalf in such manner as the Trustee may, in its discretion, determine.

 PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN IN THE ENCLOSED
                                   ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)